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                                                                 EXHIBIT 10-10

                              FOURTH RESTATEMENT OF
                         THE RETIREMENT REPARATION PLAN
                            FOR CERTAIN EMPLOYEES OF
                           THE DETROIT EDISON COMPANY


The Retirement Reparation Plan for Certain Employees of The Detroit Edison Company (the "Plan"), established by The Detroit Edison Company (the "Company") effective January 1, 1989, as amended and restated effective May 22, 1989, June 26, 1995, and January 1, 1996, is hereby amended and restated as of October 27, 1997 by this Fourth Restatement.


SECTION 1 - PURPOSE

The sole purpose of this Plan is to assure that all eligible persons who become eligible to and do receive benefits under the Employees' Retirement Plan of The Detroit Edison Company (the "Retirement Plan") will receive the same aggregate dollar amount of benefits (after taking into account any benefits such persons are eligible to receive under the Benefit Equalization Plan for Certain Employees of The Detroit Edison Company (the "BEP")) as they would have received under the Retirement Plan, but for the limitations on contributions and benefits imposed from time to time by the compensation limitation of Section 401(a)(17) of the Internal Revenue Code, whether such limitations result solely from the application of Section 401(a)(17) of the Internal Revenue Code or result from the combination of the application of Section 401(a)(17) of the Internal Revenue Code and the application of the limitations on contributions and benefits imposed from time to time by Section 415 of the Internal Revenue Code. This Plan is not intended to and shall not be construed so as to provide any person receiving benefits under the Retirement Plan, the BEP, if applicable, and this Plan, if applicable, with benefits in the aggregate which are either larger or smaller than the benefit which would result from the calculation made under the applicable provisions of the Retirement Plan, and the BEP, if applicable, without giving effect to or recognition of the contribution and benefit limitation provisions of Section 401(a) (17) of the Internal Revenue Code, whether such limitations result solely from the application of Section 401(a)(17) of the Internal Revenue Code or result from the combination of the application of Section 401(a)(17) of the Internal Revenue Code and the application of the limitations on contributions and benefits under Section 415 of the Internal Revenue Code. The benefit provided under this Plan to any person shall be separate from and in addition to any benefit provided under the Retirement Plan, the BEP, if applicable, and any other plan or program maintained by the Company.

SECTION 2 - ELIGIBILITY

Each retired employee of the Company and, as applicable, the spouse or beneficiary of a former Company employee whose benefits under the Retirement Plan are limited by the provisions set forth therein to conform to Section 401(a)(17) of the Internal Revenue

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Code shall be eligible  for the  benefits provided  by this  Plan.  In no event shall a person who is not entitled to benefits under the Retirement Plan be eligible for any benefits under this Plan.

SECTION 3 - AMOUNT OF BENEFITS

The benefits payable under this Plan shall equal the excess, if any, of:

(a) the aggregate benefits which would have been paid to such retired employee, an employee's spouse or beneficiary under the Retirement Plan and the BEP, if applicable, if the provisions of such plans were administered and benefits paid without regard to either the limitations on contributions and benefits imposed by the compensation limitation of
         Section 401(a)(17) of the Internal Revenue Code, or the special benefit limitations added to the Retirement Plan to conform it to Section 415 of the Internal Revenue Code, over

(b) the aggregate benefits which are payable to such retired employee, an employee's spouse or beneficiary under the Retirement Plan and the BEP, if applicable.

SECTION 4 - PAYMENT OF BENEFITS

(a) Payment of benefits under this Plan shall be made coincident with the payment of benefits under the Retirement Plan or as soon as practicable thereafter.

(b) In the event an employee receives an assessment of income taxes from the Internal Revenue Service which treats any amount payable under this Plan as being includible in such employee's gross income prior to the actual payment of such amount to such employee, the Company shall pay an amount equal to such income taxes to the employee within 30 days after written notice from such employee of such assessment. The amount of income taxes paid to the employee hereunder shall be considered an advance of and shall reduce the benefits ultimately paid to the employee under this Plan.

(c) Each payment under this Plan shall be reduced by any federal, state, or local taxes which the Detroit Edison Company determines should be withheld from such payment.

(d) Benefits under this Plan shall be payable to or in respect of a Company's former employees solely from the general assets of such Company; provided, however, that no provision of the Plan shall preclude a Company from segregating assets which are intended to be a source for payment of benefits under the Plan. Each participant in this Plan shall have the status of an unsecured creditor of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. It is intended that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA and that this Plan shall remain unfunded


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         during the entire period of its existence. The Company intends that this Plan be maintained primarily for a select group of management or highly compensated employees.

SECTION 5 - RIGHTS OF EMPLOYEES

Except to the extent provided in Section 7 herein below, no employee or an employee's spouse or beneficiary shall at any time have any vested right to receive the benefits provided by this Plan. The employee, employee's spouse or beneficiary is merely a general creditor of the Company and the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way.

The right of an employee, employee's spouse or beneficiary to payment of any benefit hereunder shall not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached, or garnished by an employee, an employee's spouse or beneficiary, or creditors of an employee and shall not be subject to garnishment, execution, attachment, or similar process. Any attempted anticipation, sale, assignment, transfer, pledge, levy, encumbrance, attachment, garnishment or similar process shall be null and void and without effect.

SECTION 6 - ADMINISTRATION; ARBITRATION

(a) This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the "Administrator") as an
         unfunded  plan  which  is  not  intended  to  meet  the   qualification
         requirements of Section 401 of the Internal Revenue Code. The Administrator's decisions in all matters involving the interpretation and application of this Plan made prior to a Change in Control, as defined in Addendum I, shall be conclusive.

(b) The Plan shall at all times be maintained by the Company and administered by the Administrator as a plan wholly separate from the Retirement Plan, the BEP and any other plan or program maintained by the Company.

(c) For purposes of the Plan, "Company" shall mean The Detroit Edison Company and any Controlled Group Member which has adopted the Plan with the approval of the Chairman of the Board of Directors and the Chairman of the board of directors of the Controlled Group Member. As a condition to participating in the Plan, such Controlled Group Member shall authorize the Chairman of the Board of Directors and the Administrator to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors. Where the context requires in respect of the liability for the payment of any benefit to any former employee or spouse or beneficiary thereof, the term "Company" shall mean The Detroit Edison Company or such other Controlled Group Member who employed the employee. Unless otherwise defined herein, all defined terms shall have the same meaning as



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         provided under the Retirement Plan. All corporate officers and other administrative personnel referred to herein refer to officers and administrative personnel of The Detroit Edison Company.

(d) Notwithstanding Section 6(a) hereof, in the event of any dispute, claim, or controversy (hereinafter referred to as a "Grievance") between an employee who is eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such employee under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this
         Section 6(d).

                  (1) Arbitration shall be the sole and exclusive remedy to redress any Grievance.

                  (2) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.

                  (3) The arbitration shall be conducted by the American Arbitration Association with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrators and the American Arbitration Association shall be borne by the Company. Neither the Company nor such employee shall be entitled to attorneys' fees, expert witness fees, or any other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder.

                  (4) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit Metropolitan area, Michigan.

                  (5) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)' sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no employee eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth.


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                  (6)      The arbitration provisions shall, with respect to any
                           Grievance, survive the termination of this Plan.


SECTION 7 - AMENDMENT AND DISCONTINUANCE

The Detroit Edison Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it. The Vice President, Human Resources, or, should the Vice President, Human Resources, become a Participant in this Plan, the Manager, Human Resources Operations, shall review the Plan from time to time and as part of such review is hereby directed and authorized to amend such Plan to the extent necessary for ease of administration and/or to comply with applicable federal and state laws. If the Plan should be amended or discontinued, the Company shall be liable for any benefits that have accrued under this Plan (determined on the basis of each employee 's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action, and no amendment, discontinuance, withdrawal from or termination of the Plan shall adversely affect the rights of any person to any such accrued benefits without such person's prior written consent. Any Controlled Group Member which has adopted the Plan may as to itself withdraw from the Plan at any time by action of the Chairman of its board of directors. In the event of the dissolution, merger, consolidation or reorganization of a Company, the Plan shall terminate as to such Company unless the Plan is continued by a successor thereto (subject to the consent of the Chairman of the Board of Directors).

SECTION 8 - CHANGE-IN-CONTROL BENEFIT FOR CERTAIN PERSONS

Notwithstanding the foregoing provisions of the Plan, an employee who has entered into a Change-in-Control Severance Agreement with DTE Energy Company ("Change-in-Control Severance Agreement") shall receive a benefit as provided in Addendum I to the Plan upon termination of employment in certain circumstances following a Change in Control, as defined in Addendum I. In addition, any former employee, spouse or beneficiary receiving a benefit under the Plan at the time of the occurrence of a Change in Control, as defined in Addendum I, shall receive payment as provided in Addendum I. If a benefit is payable to any employee or former employee, spouse or beneficiary pursuant to Addendum I, neither the employee or former employee or any spouse or beneficiary thereof, shall be entitled to any payments or further payments, as the case may be, under the foregoing provisions of the Plan.

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                                   ADDENDUM I

                           CHANGE-IN-CONTROL BENEFITS

                  A change in control ("Change in Control") for purposes of the Plan and this Addendum I shall have occurred if at any time on or after October 1, 1997 any of the following events shall occur:

         (1) DTE Energy Company ("DTE") is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 55% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of DTE immediately prior to such transaction;

         (2) DTE sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer, less 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of DTE or a Subsidiary (as hereinafter defined)) by the holders of Voting Stock of DTE immediately prior to such sale or transfer;

         (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                  Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of DTE;

         (4) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of DTE cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this paragraph (4) each director who is first elected, or first nominated for election, by DTE's stockholders, by a vote of at least two-thirds of the directors

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                  of DTE  (or a  committtee thereof) then still in office who were directors of DTE at the beginning of any such period will be deemed to have been a director of DTE at the beginning of such period; or

         (5) The approval of the shareholders of DTE of a complete liquidation or dissolution of DTE.

                  Notwithstanding the foregoing provisions of paragraph (3) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of DTE, a "Change in Control" shall not be deemed to have occurred for purposes of paragraph (3) solely because (i) DTE, (ii) an entity in which DTE directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (iii) any DTE-sponsored employee stock ownership plan or any other employee benefit plan of DTE or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise.

                  In the event a Change in Control occurs, any former employee, spouse or beneficiary thereof who as of the date of the occurrence of the Change in Control is receiving benefits under the Plan shall be paid in cash in a lump sum an amount equal to the actuarial equivalent present value of the remaining benefits, determined as of the date of payment, that are payable to or in respect of such person under the Plan (including survivor benefits, if applicable).

                  In the event a Change in Control occurs, any employee who has entered into a Change-in-Control Severance Agreement and whose employment is terminated after the occurrence of the Change in Control in circumstances entitling the individual to severance compensation under Section 4 of the Change-in-Control Severance Agreement shall be entitled to a cash lump sum payment under the Plan. The amount of lump sum payment payable hereunder shall be equal to the actuarial equivalent present value of the benefit that would otherwise be payable to the employee under the Plan determined as otherwise provided in the Plan.

                  Upon the foregoing payment, no further benefits shall be payable under the Plan to such employee or former employee, spouse or beneficiary thereof. Payments under this Addendum I shall be made within 30 days after the date on which the Change in Control occurs or, if later, the date the employee terminates employment.

                  For purposes of this Addendum I, the interest/discount rate and mortality

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table used to determine actuarial equivalence shall be as follows:

                  (1) Interest/discount Rate - an annual rate equal to the Fed's Fund Rate (as of the first business day of the calendar month in which the Change in Control or termination, if later, occurs) plus 1%, but in no event shall the interest/discount rate exceed 8% or be less than 5%.

                  (2) Mortality Table - the unisex version of the mortality table used for funding purposes of the most recent actuarial valuation for the Plan issued prior to the date of the Change in Control as defined in the DTE Change-in-Control Severance Agreements.



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